                                                                EXHIBIT 99.2
                               WEST COAST BANCORP
                      DIRECTORS' DEFERRED COMPENSATION PLAN

                            EFFECTIVE: APRIL 1, 1996

                                 Law Offices of
                          Vincent P. Cacciottoli, P.C.
                                Portland, Oregon

                               WEST COAST BANCORP
                      DIRECTORS' DEFERRED COMPENSATION PLAN

                                Table of Contents

     ARTICLE 1        PURPOSE
                                                                                                               Page
                                                                                                               ----

         1.1          Retirement Benefits....................................................................   1
         1.2          ERISA Exemption........................................................................   1
         1.3          Effective Date.........................................................................   1

     ARTICLE 2        DEFINITIONS

         2.1          Account................................................................................   2
         2.2          Beneficiary............................................................................   2
         2.3          Code...................................................................................   2
         2.4          Director...............................................................................   2
         2.5          401(k) Plan............................................................................   2
         2.6          Participant............................................................................   2
         2.7          Participating Subsidiary...............................................................   2
         2.8          Plan...................................................................................   2
         2.9          Plan Administrator.....................................................................   2
         2.10         Plan Year..............................................................................   2
         2.11         Trust..................................................................................   3
         2.12         Trustee................................................................................   3
         2.13         Unforeseeable Emergency................................................................   3

     ARTICLE 3        ELIGIBILITY AND PARTICIPATION

         3.1          Elections to Defer.....................................................................   3
         3.2          Enrollment.............................................................................   3
         3.3          Duration of Deferral Elections.........................................................   4
         3.4          Modification and Revocation of Elections...............................................   4

     ARTICLE 4        PARTICIPANT ACCOUNTS

         4.1          Maintenance of Accounts................................................................   4
         4.2          Adjustments to Accounts................................................................   4
         4.3          Account Investment.....................................................................   4
         4.4          Trust Assets...........................................................................   5
         4.5          Vesting................................................................................   5
         4.6          Participants' Rights...................................................................   5

                                                                                                                   Page
                                                                                                                   ----

      ARTICLE 5            BENEFIT DISTRIBUTIONS

         5.1               Time for Payment.......................................................................   5
         5.2               Valuation of Benefit...................................................................   5
         5.3               Form of Payment........................................................................   6
         5.4               Financial Hardship Withdrawals.........................................................   6
         5.5               Death Benefits.........................................................................   6
         5.6               Withholding............................................................................   7
         5.7               Tax Reporting..........................................................................   7
         5.8               Loans..................................................................................   7

      ARTICLE 6            PLAN ADMINISTRATION

         6.1               Powers and Duties......................................................................   7
         6.2               Claims Procedures......................................................................   7
         6.3               Administrative Expenses................................................................   7

      ARTICLE 7            AMENDMENT AND TERMINATION

         7.1               Rights Reserved........................................................................   8
         7.2               Amendment Procedure....................................................................   8
         7.3               Effective Date.........................................................................   8
         7.4               Limitations............................................................................   8
         7.5               Effect of Termination..................................................................   8

      ARTICLE 8            GENERAL PROVISIONS

         8.1               Effect on 401(k) Plan..................................................................   9
         8.2               Property Rights........................................................................   9
         8.3               Unfunded Obligation....................................................................   9
         8.4               Participants' and Beneficiaries' Rights................................................   9
         8.5               No Guarantee of Tenure.................................................................   9
         8.6               Benefits Provided Solely Under the Plan................................................  10
         8.7               Benefits Not Assignable................................................................  10
         8.8               Participating Subsidiaries.............................................................  10
         8.9               Binding Effect.........................................................................  10
         8.10              Governing Laws.........................................................................  11
         8.11              Counterparts...........................................................................  11


SIGNATURE.........................................................................................................  11

                               WEST COAST BANCORP

                      DIRECTORS' DEFERRED COMPENSATION PLAN

This document, executed on _________________, 1996 by West Coast Bancorp, a corporation organized under the laws of the State of Oregon and registered as a bank holding company under the Bank Holding Company Act of 1956, as amended ("Bancorp"), sets forth the terms of the West Coast Bancorp Directors' Deferred Compensation Plan (the "Plan").

                                    ARTICLE 1
                                     PURPOSE

1.1 RETIREMENT BENEFITS. West Coast Bancorp, one of the two companies that merged March 1, 1995 to form Bancorp, ("Old Bancorp") has from time to time entered into nonqualified deferred compensation agreements (the "Agreements") to allow its directors or those of its affiliates or subsidiaries to defer receipt of their directors' fees on a tax-deferred basis. Bancorp previously established the West Coast Bancorp Nonqualified Deferred Compensation Trust for Directors (the "Trust") to accumulate assets to assist it in fulfilling its obligations under the Agreements. Bancorp now intends to establish a single document which will amend the one existing Agreement and provide for uniform terms and conditions for any future deferrals of directors' fees voluntarily made by any of its directors or any directors of any Participating Subsidiary (as that term is defined in Section 2.7 below).

1.2 ERISA EXEMPTION. This is an unfunded plan maintained primarily for the purpose of providing deferred compensation to individuals who are considered to be part of a select group of management or highly compensated employees for purposes of the Employee Retirement Income Security Act of 1974 ("ERISA"). As such, this Plan is intended to qualify as a "top hat plan" exempt from Part 2 (minimum participation and vesting standards), Part 3 (minimum funding standards) and Part 4 (fiduciary responsibility provisions) of Title I of ERISA. The provisions of the Plan shall be interpreted and administered according to this intention.

1.3      EFFECTIVE DATE.  This Plan is effective May 1, 1996.

DIRECTORS' DEFERRED COMPENSATION PLAN - PAGE 1

                                    ARTICLE 2
                                   DEFINITIONS

                  Words and phrases appearing in this Plan with initial capital letters signify defined terms with the meanings given in this section. Words appearing in the following definitions that are themselves defined terms are also indicated by initial capital letters.

2.1 ACCOUNT means the separate accounting record established and maintained for each Participant.

2.2 BENEFICIARY means the person or persons or estate or trust designated by the Participant as the beneficiary under this Plan on a form provided by or acceptable to the Plan Administrator. A beneficiary designation must be received by the Plan Administrator before the Participant's death to be effective. In the absence of a valid beneficiary designation under this Plan, either (a) the Beneficiary shall be the same as the beneficiary designated by the Participant under the 401(k) Plan if the Participant also participates in the 401(k) plan; or (b) if the Participant does participate in the 401(k) Plan or does not have a valid beneficiary designation under the 401(k) Plan, the beneficiary shall be the default beneficiary under the 401(k) Plan.

2.3 CODE means the Internal Revenue Code of 1986, as amended, including all applicable regulations.

2.4 DIRECTOR means a member of the Board of Directors of Bancorp or a Participating Subsidiary.

2.5      401(K) PLAN means the West Coast Bancorp 401(k) Plan, as amended.

2.6 PARTICIPANT means any Director who has elected to participate in this Plan.

2.7 PARTICIPATING SUBSIDIARY means any subsidiary of Bancorp that adopts this Plan with Bancorp's consent. The current Participating Subsidiaries are identified in the Addendum attached to this Plan.

2.8 PLAN means the "West Coast Bancorp Directors' Deferred Compensation Plan" as set forth in this document and any written amendments to it.

2.9 PLAN ADMINISTRATOR means the individual or committee appointed by Bancorp to handle the general administration of this Plan and carry out the functions specifically delegated to the Plan Administrator in this Plan.

2.10     PLAN YEAR means the calendar year.



DIRECTORS' DEFERRED COMPENSATION PLAN - PAGE 2

2.11 TRUST means the "West Coast Bancorp Directors' Deferred Compensation Trust," established under the trust agreement dated May 16, 1991, between Bancorp, acting as grantor, and Pacific Northwest Trust Co.,
         acting as trustee, and amended and restated, effective             ,
         1996, with West Coast Trust acting as successor trustee.

2.12     TRUSTEE means the trustee appointed and acting under the Trust.

2.13 UNFORESEEABLE EMERGENCY means a severe financial hardship to a Participant resulting from:

         (a) A sudden and unexpected illness or accident of the Participant or the Participant's dependent (as defined in Code Section 152(a));

         (b)      A property casualty loss; or

         (c) A similar extraordinary and unforeseeable circumstance arising as a result of events beyond the Participant's control.

         The circumstances that constitute an Unforeseeable Emergency depend upon the facts of each case but, in any case, shall not include the need to pay college tuition for the Participant or a dependent, nor the desire to purchase a home.

                                    ARTICLE 3
                          ELIGIBILITY AND PARTICIPATION

3.1 ELECTIONS TO DEFER. Directors may elect, prior to receipt, for each year in which they serve as a director of Bancorp or a Participating Subsidiary, that a specified percentage of their directors' fees shall be deferred in accordance with the terms and conditions of this Plan. Elections shall be made in writing on a form provided by the Plan Administrator and shall be delivered or mailed, postage prepaid, to the Plan Administrator.

3.2 ENROLLMENT. To participate in this Plan, Directors must complete an enrollment form provided by the Plan Administrator as follows:

         (a) ANNUAL ENROLLMENT. Before the beginning of each Plan Year, each Director must complete and return to the Plan Administrator an enrollment form specifying the amount of directors' fees he or she will be deferring under this Plan during the coming Plan Year.

         (b)      MID-YEAR ENROLLMENT.

                  (1) If a Director is elected after the Plan Year has begun, that Director has 30 days after being elected to file an enrollment form for the balance of the Plan Year.



DIRECTORS' DEFERRED COMPENSATION PLAN - PAGE 3

                  (2) Mid-year deferral elections will be effective for directors' fees earned after the date the enrollment form is filed.

                  (3) In the 1996 Plan Year, Directors have 30 days after the Plan's effective date to file their enrollment forms.

3.3 DURATION OF DEFERRAL ELECTIONS. The deferral election stated in a Participant's enrollment form will remain in effect until the end of the applicable Plan Year unless modified or revoked in writing by the Participant under Section 3.4.

3.4      MODIFICATION AND REVOCATION OF ELECTIONS.

         (a) As of each April 1, July 1 or October 1, Participants may prospectively change the amount of their directors' fees that will be deferred under this Plan for the remainder of the Plan Year, provided a new enrollment form is filed with the Plan Administrator at least 15 days in advance.

         (b) Participants may completely revoke a deferral election at any time by filing a new enrollment form with the Plan Administrator. The revocation will be effective as of the next directors' meeting occurring after it is received by the Plan Administrator, or as soon as administratively feasible afterwards. Participants who revoke their elections may not re-enroll during the remaining portion of the Plan Year.

                                    ARTICLE 4

                              PARTICIPANT ACCOUNTS

4.1 MAINTENANCE OF ACCOUNTS. The Plan Administrator shall maintain, or caused to be maintained, an Account for each Participant to reflect the amounts deferred by the Participant under this Plan, the Participant's allocable share of the income, losses, appreciation and depreciation of the Trust's assets, and any distributions made to the Participant or the Participant's Beneficiaries.

4.2 ADJUSTMENTS TO ACCOUNTS. As of the close of each calendar quarter, and as of any other date designated by the Plan Administrator in its sole discretion, each Participant's Account shall be credited with the deferred directors' fees and the Trust's net investment income (or loss) applicable to the Participant's Account since the date of the last adjustment, and shall be charged for any distributions made from the Participant's Account and for a pro rata share of any Trust expenses since the last adjustment. Accounts shall be adjusted for amounts deferred periodically during the year by using a time-weighted formula adopted by the Plan Administrator.

4.3 ACCOUNT INVESTMENT. Accounts shall be invested by the Trustee as directed by each Participant under the provisions of the Trust.



DIRECTORS' DEFERRED COMPENSATION PLAN - PAGE 4

4.4      TRUST ASSETS.

         (a) The directors' fees deferred under this Plan will be remitted to the Trustee by Bancorp or the Participating Subsidiary, as applicable, as soon as administratively feasible after the date those fees would ordinarily have been paid to the Participant in cash.

         (b) All amounts credited to Participants' Accounts shall be held in the Trust separate and apart from the other funds of Bancorp or its Participating Subsidiaries. The Trust assets shall be used exclusively for the purposes of this Plan, but shall be subject to the claims of Bancorp's or a Participating Subsidiary's general creditors upon that company's insolvency or bankruptcy.

4.5 VESTING. Participants' interests in their Accounts shall be nonforfeitable at all times.

4.6 PARTICIPANTS' RIGHTS. Participants' Accounts are established and maintained merely to record Bancorp's or a Participating Subsidiary's unsecured contractual obligation to pay deferred compensation under this Plan. Participants and Beneficiaries shall have no right, title or interest in or to any funds in their Accounts except as general unsecured creditors of Bancorp or a Participating Subsidiary, as applicable.

                                    ARTICLE 5
                              BENEFIT DISTRIBUTIONS

5.1      TIME FOR PAYMENT.

         (a) Except as provided in subsection (b) below, payment of the balance of the Participant's Account shall be made after the Participant is no longer serving as a director for any company participating in this Plan.

         (b) A Participant may elect, on an enrollment form, either a specific date or a stated event on which distribution of the amounts deferred under that enrollment form is to be made.

         (c) Payment will be made as soon as administratively feasible after the close of the calendar quarter in which the distribution event under subsection (a) or (b) above occurred.

5.2 VALUATION OF BENEFIT. The value of the Participant's Account balance will be determined as of the adjustment date under Section 4.2 that occurs immediately on or before the date payment is made.



DIRECTORS' DEFERRED COMPENSATION PLAN - PAGE 5

5.3 FORM OF PAYMENT. The Participant, with the Plan Administrator's consent, may direct distribution of the Participant's Account in one of the following forms:

         (a)      A lump sum;

         (b) Installments over a period of years as the Plan Administrator shall determine; or

         (c) An annuity for either the life of the Participant or the joint lives of the Participant and a Beneficiary designated by the Participant for this purpose. (This annuity shall be the actuarial equivalent of the Participant's Account balance determined using the actuarial equivalency factors set by the Plan Administrator, in its sole discretion. Alternatively, the Plan Administrator may provide this annuity by purchasing an annuity with the Participant's Account balance and distributing the annuity contract to the Participant.)

5.4      FINANCIAL HARDSHIP WITHDRAWALS.

         (a) A Participant may apply to the Plan Administrator for a withdrawal to meet an Unforeseeable Emergency. If the application is approved, the withdrawal will be effective at the later of the date specified in the Participant's application or the date of approval. The approved amount shall be payable in a lump sum or in another manner consistent with the emergency need as decided by the Plan Administrator.

         (b) A withdrawal cannot exceed the amount necessary to meet the Unforeseeable Emergency. The Plan Administrator shall not grant a financial hardship withdrawal to the extent that the hardship may be relieved:

                  (1) Through reimbursement of compensation by insurance or otherwise;

                  (2) By liquidation of the Participant's assets, to the extent the liquidation of those assets would not cause a severe financial hardship; or

                  (3)      By stopping deferrals under this Plan.

         (c) If a Participant takes a financial hardship withdrawal, the Participant's Account shall be appropriately reduced to reflect the amount withdrawn. The amount withdrawn may not be repaid.

5.5 DEATH BENEFITS. Upon a Participant's death, the unpaid balance in the Participant's Account shall be paid to the Participant's Beneficiary in a lump sum. Any amounts remaining unpaid upon the death of the Beneficiary shall be paid in a lump sum to the executor or administrator of the Beneficiary's estate.



DIRECTORS' DEFERRED COMPENSATION PLAN - PAGE 6

5.6 WITHHOLDING. All federal, state and local taxes required to be withheld from deferred compensation payments shall be withheld from any benefit payments made under this Plan.

5.7 TAX REPORTING. The Trustee shall furnish Participants or Beneficiaries with the appropriate tax form or forms reporting the amount of the payments made to them.

5.8 LOANS. Participants shall not be permitted to borrow from their Accounts.

                                    ARTICLE 6
                               PLAN ADMINISTRATION

6.1 POWERS AND DUTIES. The Plan Administrator shall have all the powers, privileges and immunities granted to the Administrative Committee under the West Coast Bancorp 401(k) Plan (the "401(k) Plan"), which provisions are incorporated in this Plan by reference. However, the Plan Administrator shall have only the duties stated in this Plan. This Plan specifically does not incorporate by reference the fiduciary responsibility or liability provisions of the 401(k) Plan.

6.2 CLAIMS PROCEDURES. Claims for benefits under this Plan shall be handled by the claimant and the Plan Administrator following the claims review and appeals procedures of the 401(k) Plan.

6.3 ADMINISTRATIVE EXPENSES. Plan expenses shall be apportioned among Bancorp, the Participating Subsidiaries and individual Participants as follows:

         (a) All "settlor" function expenses shall be paid by Bancorp unless they are required or requested by one or more Participating Subsidiaries, in which case they shall be paid by the Participating Subsidiaries involved. Settlor expenses are those regarding the design or termination of the Plan, but which relate solely to the business activities of Bancorp or one or more of the Participating Subsidiaries. These expenses include: the costs of any economic analysis or cost evaluation of alternative plan design features or of a plan termination; the presentation of such a proposal to a company's Board of Directors and the completion of the necessary steps to authorize the formal adoption of that proposal.

         (b) Except for the expenses chargeable to Participants under subsection (d) below, all administrative and operational expenses, including those required after Bancorp or one or more of the Participating Subsidiaries has taken action to implement a settlor function, shall be paid by Bancorp and the Participating Subsidiaries. These expenses shall include all those in connection with: the custody, investment or management of the Trust's assets (including soft dollar arrangements authorized under Section .28(e) of the Securities Exchange Act of 1934); recordkeeping; meeting any applicable reporting and disclosure requirements; maintaining the tax-deferred status of the Plan and its related Trust, including consulting fees and documentation and implementation costs; communicating with Participants; determining benefits; and preparing and filing the necessary tax withholding forms.



DIRECTORS' DEFERRED COMPENSATION PLAN - PAGE 7

         (c) The Plan Administrator shall establish rules and procedures under which Bancorp and its Participating Subsidiaries shall pay their pro-rata share of the Plan's administrative expenses as described in subsections (a) and (b) above.

         (d) The following administrative and operational expenses shall be charged against Participants' Accounts and are payable from the Trust's assets:

                  (1) Investment transaction fees, such as brokerage fees and commissions; and

                  (2) Expenses related to a particular Participant's Account, such the expenses for services allowed by the Plan Administrator upon the request of a Participant, including special valuation or accounting expenses.

                                    ARTICLE 7
                            AMENDMENT AND TERMINATION

7.1 RIGHTS RESERVED. Bancorp's Board of Directors reserves the right to amend or terminate this Plan at any time without the consent of the Participants or their Beneficiaries.

7.2 AMENDMENT PROCEDURE. Any amendment shall be in writing, signed on behalf of Bancorp and made pursuant to a resolution of Bancorp's Board of Directors.

7.3      EFFECTIVE DATE.

         (a) AMENDMENTS. Amendments may be made prospectively or retroactively, subject to the limitations of Section 7.4.

         (b) TERMINATION. Termination of the Plan shall be effective as of the later of the date specified in the Board of Directors' resolution or the date the notice of the termination is provided to the Participants.

7.4 LIMITATIONS. No amendment or termination of the Plan shall directly or indirectly reduce the balance of any Participant's Account as of the effective date of that amendment or termination, including any amounts that are to be credited as of that date.

7.5 EFFECT OF TERMINATION. Upon termination of this Plan, no additional directors' fees may be deferred under this Plan. Amounts credited to Participants' Accounts shall continue to be held by the Trustee according to the Trust, and shall be disbursed at the time and in the manner provided in this Plan.



DIRECTORS' DEFERRED COMPENSATION PLAN - PAGE 8

                                    ARTICLE 8
                               GENERAL PROVISIONS

8.1 EFFECT ON 401(K) PLAN. This Plan is not intended to modify any provision of the 401(k) Plan.

8.2 PROPERTY RIGHTS. Until a Participant's Account is distributable under the terms of this Plan, the funds credited to that Account shall remain the sole property of either Bancorp or its Participating Subsidiary and remain subject to the claims of that company's general creditors.

8.3      UNFUNDED OBLIGATION.

         (a) The payment obligation of Bancorp or any Participating Subsidiary under this Plan is purely contractual and is not funded or secured in any manner by any asset, pledge or encumbrance of that company's property.

         (b) The amounts credited to Participants' Accounts shall be held solely under the terms and conditions of the Trust and shall not be held under any other trust, escrow or similar fiduciary capacity.

         (c) Bancorp or a Participating Subsidiary is liable for payments to a Participant only to the extent that the compensation deferred was earned while the Participant was a director of that particular company. Bancorp and its Participating Subsidiaries are not jointly or jointly and severally liable for the payment of benefits under this Plan.

8.4 PARTICIPANTS' AND BENEFICIARIES' RIGHTS. Participants' Accounts are established and maintained merely for the purpose of recording Bancorp's or a Participating Subsidiary's unsecured contractual obligation to pay deferred compensation under this Plan. Participants and Beneficiaries shall have no right, title or interest in or to any funds in their Accounts except as general unsecured creditors of Bancorp or a Participating Subsidiary, as applicable.

8.5 NO GUARANTEE OF TENURE. The adoption and maintenance of the Plan shall not be deemed to:

         (a) Give any Participant the right to be retained as a director of Bancorp or a Participating Subsidiary;

         (b) Interfere with any rights Bancorp or a Participating Subsidiary otherwise has to terminate any director's service, or with any rights a Participant otherwise has to terminate service as a director; or

         (c) Otherwise be deemed as a contract of employment between Bancorp or a Participating Subsidiary and any Participant.



DIRECTORS' DEFERRED COMPENSATION PLAN - PAGE 9

8.6 BENEFITS PROVIDED SOLELY UNDER THE PLAN. Neither the establishment or modification of the Plan, the creation of any Account, nor the payment of any benefits shall be construed as giving any Participant or any other person any legal or equitable right against the Trustee, Bancorp, any Participating Subsidiary or any of their officers or employees, except as provided in this Plan.

8.7 BENEFITS NOT ASSIGNABLE. Participants' Accounts shall not be considered assets of the Participants under state law or federal bankruptcy law. Participants and Beneficiaries shall not have any right to alienate, anticipate, pledge, encumber or assign any of the benefits, payments or proceeds payable under the terms of this Plan. None of the benefits, payments, proceeds, claims or rights of any Participant or Beneficiary shall be subject to any claim of, or subject to attachment, garnishment or other legal process by, any creditor of a Participant or Beneficiary.

8.8      PARTICIPATING SUBSIDIARIES.

         (a) Every Participating Subsidiary is bound by the terms and conditions of this Plan and the Trust, except to the extent agreed upon in writing with Bancorp (with respect to the Plan) or Bancorp and the Trustee (with respect to the Trust).

         (b) Continued participation in this Plan is conditioned on the Participating Subsidiary:

                  (1) Providing Bancorp and the Plan Administrator with any information or documentation necessary or desirable for Plan administration or legal compliance; and

                  (2) Paying its proportionate share of any Plan or Trust expenses not charged against Participants' Accounts.

         (c) Bancorp shall have the sole authority to amend or terminate this Plan and may do so without prior notice to, or the consent of, any Participating Subsidiary.

         (d) A Participating Subsidiary may withdraw from this Plan at any time by giving written notice of its withdrawal to Bancorp, the Plan Administrator and the Trustee. Upon the withdrawal, no further directors' fees may be deferred under this Plan by Participants who are directors of the withdrawing Participating Subsidiary.

         (e) Bancorp is under no obligation to any Participating Subsidiary to continue to maintain this Plan.

8.9 BINDING EFFECT. The terms and conditions of this Plan, including any amendments, shall be binding upon Bancorp, the Participating Subsidiaries, the Trustee, all Participants and Beneficiaries and the respective heirs, assigns and legal representatives of these parties, including any assignee or successor in interest to Bancorp or a Participating Subsidiary, whether by merger, consolidation or the sale of substantially all of that company's assets.



DIRECTORS' DEFERRED COMPENSATION PLAN - PAGE 10

8.10 GOVERNING LAWS. This Plan shall be construed and its validity determined according to the laws of the State of Oregon to the extent not preempted by federal law.

8.11 COUNTERPARTS. This Plan may be executed in any number of counterparts, each of which shall be deemed an original, and no other counterpart need be produced.

                                      WEST COAST BANCORP

                                      By
                                        -----------------------------

                                      Title
                                            -------------------------



DIRECTORS' DEFERRED COMPENSATION PLAN - PAGE 11

                                    ADDENDUM
                                     to the
                               WEST COAST BANCORP
                      DIRECTORS' DEFERRED COMPENSATION PLAN

                  The Participating Subsidiaries are:

                  The Bank of Newport             April 1, 1996
                  The Commercial Bank             April 1, 1996
                  The Valley Commercial Bank      April 1, 1996